EXHIBIT 99.3


            (LETTERHEAD OF BLUE DOLPHIN ENERGY COMPANY APPEARS HERE)


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                           January 22, 2001


HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)

BLUE DOLPHIN ANNOUNCES THE SALE OF BLACK MARLIN PIPELINE


Blue Dolphin Energy Company announced that it has sold its' 50% interest in the Black Marlin Pipeline System to Williams Field Services, a unit of Williams (NYSE: WMB). The other owners of the Black Marlin Pipeline, MCNIC Pipeline & Processing Company (33.33%), a business unit of MCN Energy Group Inc. (NYSE:
MCN), and WBI Holdings, Inc. (16.67%), the natural gas transmission subsidiary of MDU Resources Group, Inc. (NYSE: MDU), have also sold their interests in Black Marlin to Williams Field Services. The aggregate sales price for the system is $9,250,000, of which the Company will receive $4,625,000.

The Black Marlin system is a 75-mile natural gas and condensate gathering line with related shore facilities servicing the High Island Area, offshore Texas. The agreement also includes the sale of a recently constructed 3-mile lateral pipeline extending from High Island Block A-5 to an interconnection into the Black Marlin Pipeline in High Island Block A-6.

The decision to sell Black Marlin was based in part on changes in market conditions since the Company acquired the system. "We purchased Black Marlin in March of 1999 during a period when the system had experienced lower throughput volumes due to limited drilling activity in the High Island Area" stated Ivar Siem, Chairman of Blue Dolphin. "Since then, the activity level has been very high and significant additional reserves have been discovered in the Black Marlin service area which has led to an appreciation in the value of the system". Mr. Siem also stated, "This is an opportunity for us to realize good value for the asset. We can re-deploy a portion of the sale proceeds to other niche pipeline opportunities in the Gulf."

The Company also announced that it has signed an option agreement with a third party to acquire a 55 mile pipeline system and onshore liquids separation and gas dehydration facilities in the Western Gulf of Mexico offshore Texas. The option will terminate if a definitive agreement is not executed

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by February 16, 2001. The consummation of this transaction is subject to satisfaction of certain conditions by the Company and the seller.

BLUE DOLPHIN ENERGY COMPANY is engaged in the acquisition and exploration of oil and gas properties, and the gathering and transportation of natural gas and condensate. In addition, the Company actively pursues midstream projects with long-term revenue potential such as the Petroport offshore oil terminal project and the Avoca natural gas storage project. Questions should be directed to G. Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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